Exhibit 10.01.5

[Nonqualified Plan Amendment, adopted November 19, 2009]

          WHEREAS, Citigroup Inc. and its subsidiaries (the “Company”) sponsor nonqualified deferred compensation plans for their employees, including the Retirement Plan for Specified Non-United States International Staff of Citibank, N.A. and Participating Companies, as amended and restated (the “Head Office Guarantee Plan”), the Supplemental ERISA Compensation Plan of Citibank, N. A. and Affiliates (the “Citibank Supplemental ERISA Plan”), and the Citicorp Deferred Compensation Plan (the “CLP”; all such nonqualified plans are hereinafter collectively referred to as the “Plans”);

          WHEREAS, in a letter, dated October 22, 2009, from the Office of the Special Master for TARP Executive Compensation (the “Special Master”) to Citigroup Inc. (the “Determination Memorandum”), the Special Master determined that, following the effective date of the Determination Memorandum attached to the Special Master’s letter, no additional amounts may be accrued under any supplemental executive retirement plan and no contributions or credits may be made by the Company to other “non-qualified deferred compensation” plans, as defined by the pertinent SEC regulations, for 2009 for “senior executive officers” and the “most highly compensated employees” of the Company whose 2009 compensation is governed by the Determination Memorandum (the “Covered Employees”);

          WHEREAS, the Determination Memorandum will become effective on November 22, 2009;

          WHEREAS, the Company desires to amend the Plans to comply with the terms and conditions of the Determination Memorandum with respect to Covered Employees who participate in one or more of the Plans.

          NOW, THEREFORE, each of the Plans is hereby amended, effective as of November 22, 2009, as follows:

Notwithstanding any provision of this Plan to the contrary, no Participant whose 2009 compensation is governed by the terms of the Determination Memorandum attached to the letter, dated October 22, 2009, from the Office of the Special Master for TARP Executive Compensation to the Company shall be entitled to a contribution, deemed contribution or an accrual of any amount or benefit under the Plan in respect of the period commencing on November 1, 2009 and ending on December 31, 2009.